Exhibit 5.01

September 2, 2022

Vivani Medical, Inc.

5858 Horton Street, Suite 280

Emeryville, CA 94608

Ladies and Gentlemen,

We have acted as special counsel to Vivani Medical, Inc., a California corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended, (the “Act”) by the Company of up to 10,033,333 shares of the Company’s common stock, no par value, (the “Shares”) issuable under the Vivani Medical, Inc. 2022 Omnibus Incentive Plan (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of (i) the Restated Articles of Incorporation of the Company, as amended and as currently in effect (ii) the Amended and Restated Bylaws of the Company as currently in effect, (iii) the Registration Statement and all exhibits thereto, (iv) the Plan, and (v) such corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, that each individual executing any of the documents, whether on behalf of such individual or another person, is legally competent to do so, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Act, the Shares, when issued, sold and paid for in accordance with the terms of the Plan and , will be validly issued, fully paid, and non-assessable.

The foregoing opinion is based on, and is limited to the laws of the State of California, and we render no opinion with respect to the laws of any other jurisdiction.

September 2, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Venable LLP